                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act Of 1933

                                 --------------



                            EURONET SERVICES, INC.
             -----------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

                      Delaware                 74-2806888
                 ---------------------------------------------
                 (State of Incorporation)     (I.R.S. Employer
                                           Identification No.)

                            4601 College Boulevard
                             Leawood, Kansas 66211
                   (Address of Principal Executive Offices)

           EURONET SERVICES, INC. MILESTONE STOCK OPTION AGREEMENTS
                  -----------------------------------------
                           (Full Title of the Plans)

                                Daniel R. Henry
                            Chief Operating Officer
                            4601 College Boulevard
                             Leawood, Kansas 66211
                                (913) 327-4200
                ----------------------------------------------
          (Name, Address, and Telephone Number of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

                                         Proposed maximum       Proposed maximum        Amount of
Title of securities    Amount to be      offering price per     aggregate offering      Registration
to be registered       registered        share                  price                   fee
________________       ____________      __________________     ________________        ______________

To be offered pursuant to the Euronet Services, Inc. Milestone Stock Option
Agreements (the "Agreements"):

Common Stock           2,050,405 Shares  $2.14                  $4,387,866.70           $1,159.00
par value $0.02
per share

Interests in the Agreements



             Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based upon the price per share at which the stock options may be exercised.

             To the extent that the interests in the Plan constitute securities, pursuant to Rule 416(c), this Registration Statement shall be deemed to register an indeterminate amount of interests in the Plan.

             Pursuant to Rule 457(h)(2), no registration fee is required with respect to the interests in the Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                               EXPLANATORY NOTE

          As permitted by the rules of the United States Securities and Exchange Commission (the "Commission") under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed or to be filed by Euronet Services, Inc. (the "Registrant"), with the Commission are incorporated in and made a part of this Registration Statement by reference, as of their respective dates:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 (Commission file No. 000-22167) and any amendments thereto (the "Annual Report");

          (b) All reports and any amendments thereto filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999; and

          (c) The description of the Registrant's Common Stock (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed on February 21, 1997, as amended (Commission file No. 000-22167) (the "8-A Registration Statement").

          In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

          The financial statements of the Registrant appearing in the Annual Report have been audited by KPMG Polska Sp. z o.o., independent auditors, as set forth in their report thereon included in the Annual Report and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated by reference herein in reliance upon the reports of KPMG Polska Sp. z o.o. pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

     ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          Articles EIGHTH and NINTH of the registrant's certificate of incorporation provide for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the Delaware General Corporation Law.

          Article VII of the registrant's by-laws, as amended, provides that the registrant shall indemnify directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

     ITEM 8.  EXHIBITS.

          The Exhibits to this registration statement on Form S-8 are listed in the Exhibit Index of this registration statement, which Exhibit Index is incorporated herein by reference.

     ITEM 9.  UNDERTAKINGS.

          (a) The registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Leawood, Kansas.

                              EURONET SERVICES, INC.

                              By:  /s/ DANIEL R. HENRY
                                  --------------------
  Date:  August 25, 2000

                       SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Brown and/or Daniel
  R. Henry, and each of them, as his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including any and all amendments, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                      Title                                 Date
  ---------                      -----                                 ----
  /s/ MICHAEL J. BROWN           Chairman of the Board of Directors,   August 25, 2000
                                 Chief Executive Officer and
                                 President

  /s/ DANIEL R. HENRY            Director and Chief Operating          August 25, 2000
                                 Officer

  /s/ STEVEN J. BUCKLEY          Director                              August 25, 2000

  /s/ ERIBERTO R. SCOCIMARA      Director                              August 25, 2000

  Signature                      Title                          Date
  ---------                      -----                          ----

  /s/ THOMAS A. McDONNELL        Director                       August 25, 2000

  /s/ NICHOLAS B. CALLINAN       Director                       August 25, 2000

  /s/ RICHARD HALKA              Chief Financial Officer        August 25, 2000

          Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on behalf of the Registrant by the undersigned, thereunto duly authorized.

                                  EURONET SERVICES, INC.
                                  MILESTONE STOCK OPTION AGREEMENTS

                                  By: /s/ DANIEL R. HENRY

Date:  August 25, 2000

                               INDEX TO EXHIBITS



Exhibit
Number    Description of Exhibit
------    ----------------------

4.1       The Registrant's Certificate of Incorporation previously filed as
          Exhibit 3.1 to the Registrant's Form S-1 Registration Statement filed with the Commission on December 18, 1996 (Commission file No. 333-18121) is hereby incorporated by referenced as Exhibit 4.1.

4.2 The Registrant's Bylaws previously filed as Exhibit 3.2 to the Registrant's Form S-1 Registration Statement filed with the Commission on December 18, 1996 (Commission file No. 33-18121) is hereby incorporated by reference as Exhibit 4.2.

4.3       Euronet Long-Term Incentive Stock Option Plan which is attached as
          Exhibit 4(a) to the Registrant's Form S-8 Registration Statement filed with the Commission on April 1, 1997 (Commission file No. 333-24539) is hereby incorporated by reference as Exhibit 4.3.

4.4 Euronet Services, Inc. Stock Option Plan (incorporated by reference to Appendix A to the Registrant's definitive proxy statement filed with the Commission on June 26, 1998 (Commission file No. 000-22167) is hereby incorporated by reference as Exhibit 4.4.

4.5 A form of Milestone Stock Option Agreement is included as Exhibit 4.5. Each such Milestone Stock Option Agreement executed by the Registrant shall be substantially the same as Exhibit 4.5 in form and content.

5         Opinion of Sonnenschein Nath & Rosenthal is included as Exhibit 5.

23.1      The Consent of Sonnenschein Nath & Rosenthal is included in Exhibit 5.

23.2      The Consent of KPMG Polska Sp. z o.o is included as Exhibit 23.2.

24        The Powers of Attorney are included on the signature page.